Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in the Prospectus in Part A and "Financial Statements" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 26, 2001 on the financial statements and financial highlights of Principal Utilities Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 23 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 33-53062).


/s/ Ernst & Young LLP

Des Moines, Iowa
February 21, 2002